Exhibit 10.19

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF (THE “WARRANT SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE OR SOLD UNLESS (A) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER, OFFER FOR SALE OR SALE MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

WOWIO, INC.

WARRANT

This Warrant (the “Warrant”), dated December 16, 2010 (the “Effective Date”) evidences the right of Scott Dyke, an individual (“Holder”) to purchase 1,000,000 shares of the Common Stock, par value $0.0001 per share (“Common Stock”) of Wowio, Inc., a Texas corporation (the “Company”), at an initial price of $0.25 per share (the “Exercise Price”), subject to the terms and conditions hereinafter set forth. This Warrant has been issued in connection with the private sale of shares of Common Stock to Holder.

1. Term of Warrant. The Warrant may be exercised, in whole or in part, only in accordance with the terms and conditions hereinafter set forth and only during the period commencing on the Effective Date and ending at 5:00 p.m. on the earliest of (i) the third anniversary of the Effective Date; (ii) that date which is 30 days after the date notice is given to the Holder of the commencement of a securities offering by the Company in which the Company offers equity securities valued at $1,000,000 or more for sale; (iii) the closing date of a transaction or series of transactions in which the Company sells or otherwise disposes of all or substantially all of its property or business; or (iv) the closing date of a transaction in which the Company merges with or into or consolidates with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company) other than a transaction in which the stockholders of the Company immediately prior to the transaction own a majority of the voting power of the surviving corporation following the transaction, in which case lawful and adequate provision shall be made whereby this Warrant shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such merger or consolidation with respect to the securities which were purchasable under the Warrant immediately prior to the merger or consolidation, and the successor corporation (if other than the Company) resulting from such merger or consolidation shall assume the obligation to deliver to the Holder such shares of stock or other securities as, in accordance with the foregoing provisions, the Holder is entitled to purchase (as applicable, the “Warrant Term”). The Company shall provide the Holder a minimum of thirty days prior written notice of the date upon which this Warrant shall terminate in accordance with clauses (iii) and (iv) of this Section 1 and transactions of the type described in such clauses are hereinafter collectively referred to as “Termination Transactions”.

2. Exercise of Warrant. The Warrant shall be exercisable as follows:

(a)	Method of Exercise: Payment: Issuance of New Warrant: Transfer and Exchanges. Subject to the teens and conditions set forth herein, the Warrant may be exercised by the Holder, in whole or in part, by the payment to the Company in full of the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise and delivery to the Company of the Subscription Form (a form of which is attached) for the Warrant Shares so purchased. The aggregate Exercise Price may be paid by cash, check or wire transfer.

(b)	Restrictions on Exercise. The Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrant, the Company may require the Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

3. Stock Fully Paid; Reservation of Warrant Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrant at least the number of Warrant Shares as are issuable upon the exercise of the Warrant.

4. Adjustment of Exercise Price and/or Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the payment of the aggregate Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a)	Consolidation, Merger or Reclassification. If the Company at any time while the Warrant remains outstanding shall reclassify or in any manner change the securities then purchasable upon the exercise of the Warrant (any of which shall constitute a “Reclassification”), then lawful and adequate provision shall be made whereby this Warrant shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable with respect to the securities which were purchasable under this Warrant immediately prior to the Reclassification.

(b)	Subdivision or Combination of Warrant Shares. If the Company at any time while this Warrant remains outstanding shall subdivide or combine its Common Stock, the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

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(c)	Certain Dividends and Distributions. If the Company at any time while the Warrant is outstanding shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(d)	Sale Below Exercise Price. If the Company at any time while this Warrant remains outstanding shall conduct a private placement to sell shares of Common Stock at a price per share less than the then current Exercise Price (as calculated after giving effect to the adjustments set forth in this Section 4), then the Exercise Price shall be adjusted to a price of $0.125 per share. For the avoidance of doubt, the parties agree that no adjustment under this Section 4(d) shall occur in connection with the issuance of shares of Common Stock or options to purchase shares of Common Stock to officers, employees, directors or consultants to the Company as incentive compensation in connection with services rendered to the Company.

(e)	Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price pursuant to subsections (b) or (c) of this Section 4, the number of Warrant Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment by a fraction, the numerator of which shall he the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately following such adjustment.

(f)	No Change in Warrant. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of Warrant Shares purchasable upon exercise. The Exercise Price or the number of Warrant Shares shall he considered to have been so changed as of the close of business on the date of adjustment.

5. Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Termination Transaction, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of the transaction.

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6. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any subscription hereunder hut, in lieu of such fractional Warrant Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Warrant Shares.

7. Nontransferability of Warrant. The Warrant may be exercised only by the Holder, and may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, in whole or in part, either voluntarily or involuntarily by operation of law.

8. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond and/or indemnity, if requested. Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

9. No Rights as Stockholder. The Holder of the Warrant, as such, shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on the Holder hereof, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

10. Amendment or Waiver. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each transferee of this Warrant.

11. Representations-Warranties and Covenants of the Company. As of the date hereof and as of the Exercise Date, the Company represents, warrants, covenants and agrees as follows:

(a)	This Warrant is, and any new Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)	Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The Holder shall be responsible for all other tax liability that may arise as a result of holding this Warrant or receiving Warrant Shares upon exercise hereof or transferring either this Warrant or the Warrant Shares.

(c)	The representations, warranties and covenants contained in this Section 11 shall survive the execution and delivery of this Warrant and the issuance of the Warrant Shares.

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12. Holder’s Representations, Warranties and Covenants. As of the date hereof and as of the Exercise Date, Holder represents, warrants, covenants and agrees as follows:

(a)	Holder (A) has such knowledge and experience in financial and business matters that he is fully capable of evaluating the merits and risks of an investment in the Warrant and Warrant Shares, (B) can bear the economic risk of his investment in the Warrant and Warrant Shares, (C) has been furnished with or has had full access to all of the information that he considers necessary or appropriate for deciding whether to acquire the Warrant and Warrant Shares, (D) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant and Warrant Shares, and (E) is familiar with the business of and prospects for the Company.

(b)	Holder acknowledges that this Warrant is issued by the Company in a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act and intends that only the state corporate and securities laws of the State of California, together with the federal securities laws, shall govern the issuance and exercise of the Warrant.

(c)	Holder is acquiring the Warrant and Warrant Shares for investment for his own account, not for the account of any other person, and not with a view to the resale or distribution thereof, in whole or in part, in violation of the Securities Act or applicable state securities law.

(d)	Holder agrees that each Warrant, and any Warrant Shares issued upon exercise of the Warrants, will bear a legend substantially to the following effect:

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF (THE “WARRANT SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES _ ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE OR SOLD UNLESS (A) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER, OFFER FOR SALE OR SALE MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

(e)	Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and understands that the Warrants are being, and the Warrant Shares will he, issued to him in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth in this Warrant in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Warrants and Warrant Shares.

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(f)	The representations, warranties and covenants contained in this Section 12 shall survive the execution and delivery of this Warrant and the issuance of the Warrant Shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 prior to 5:00 p.m. (Los Angeles, California time), (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Los Angeles, California time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) three Business Day after deposit in the United States mail, or (v) upon actual receipt by the party to whom such notice is required to be given. “Business D ” shall mean any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California, are required or authorized by law to close.

The address for such notices or communications shall be as set forth below:

if to the Company:

Wowio, Inc.

3545 Motor Avenue, 3rd Floor

Los Angeles, CA 90034

Attention: Brian Altounian

Fax Number: (310) 276-2799

with a copy to:

Wowio, Inc.

3545 Motor Avenue, 3rd Floor

Los Angeles, CA 90034

Attention: Nathan Huffman, Esq.

Fax Number: (310) 276-2799

if to the Holder:

Scott Dyke

with a copy to:

Telephone:

Fax Number:

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14. Governing Law. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto, shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

15. Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the substantially prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

16. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision(s) in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded, and (c) the balance of the Warrant shall be enforceable in accordance with its terns.

I7. Entire Agreement. This Warrant, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant as of the day and year first above written.

WOWIO, I C.

By:	/s/ Altounian
Brian Altounian
Chief Executive Officer

HOLDER

/s/ Scott Dyke

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